                                                                    Exhibit 3.18


                             ARTICLES OF ASSOCIATION

                                       OF

                          INTERFUND MANAGEMENT LIMITED

CLAUSE                               INDEX                                PAGES

1     Interpretation                                                      1-3

2     Registered Shares                                                   3-4

3     Bearer Shares                                                       4-6

4     Shares, Authorised Capital and Capital                              7-8

5     Transfer of Shares                                                  8

6     Transmission of Shares                                              8-9

7     Reduction or Increase in Authorised                                 9-10
        Capital or Capital

8     Meetings and Consents of Members                                   10-13

9     Directors                                                          13-14

10    Powers of Directors                                                14-15

11    Proceedings of Directors                                           15-16

12    Officers                                                           16-17

13    Conflict of Interest                                                  17

14    Indemnification                                                    17-18

15    Seal                                                                  18

16    Dividends                                                          19-20

17    Accounts                                                              20

18    Audit                                                              20-21

19    Notices                                                               21

20    Pension and Superannuation Funds                                      21

21    Arbitration                                                        21-22

22    Voluntary Winding Up and Dissolution                                  22

23    Continuation                                                          22

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                 THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE
                                 (NO 8 OF 1984)

                           ARTICLES OF ASSOCIATION OF

                          INTERFUND MANAGEMENT LIMITED

1.                               INTERPRETATION

In these Articles, if not inconsistent with the context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

      Expressions:      Meanings:

1.1   capital           The sum of the aggregate par value of all outstanding
                        shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                        1.1.1 the aggregate of the amounts designated as capital
                              of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                        1.1.2 the amounts as are from time to time transferred
                              from surplus to capital by a resolution of directors.

1.2   member            A person who holds shares in the Company.

1.3   person            An individual, a corporation, a trust, the estate of a
                        deceased individual, a partnership or an unincorporated association of persons.

1.4   resolution of     1.4.1 A resolution approved at a duly constituted
       directors              meeting of directors or of a committee of
                              directors of the company, by affirmative vote of a simple majority or such larger majority as may be specified in the Articles, of the directors present at the meeting who voted and did not abstain; or

                        1.4.2 a resolution consented to in writing by an
                              absolute majority, or such larger majority as may be specified in the Articles, of all the directors or of all the members of the committee, as the case may be;

                        1.4.3 where a director is given more than one vote in
                              any circumstances, he shall in the circumstances be counted for the purposes of establishing majorities by the number of votes he casts.

1.5   resolution of     1.5.1 A resolution approved at a duly constituted
       members meeting of the members of the company by the affirmative vote of


                              1.5.1.1   a simple majority, or such larger
                                        majority as may be specified in the
                                        Articles, of the votes of the shares
                                        that were present at the meeting and
                                        entitled to vote thereon and were voted
                                        and did not abstain, or

                              1.5.1.2   a simple majority, or such larger
                                        majority as may be specified in the
                                        Articles, of the votes of each class or
                                        series of shares which were present at
                                        the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority, or such larger majority as may be specified in the Articles, of the votes of the remaining shares entitled to vote thereon that were present at the meeting and were voted and not abstained; or

                        1.5.2 a resolution consented to in writing by

                              1.5.2.1 an absolute majority, or such larger majority as may be specified in the Articles, of the votes of shares entitled to vote thereon, or

                              1.5.2.2 an absolute majority or such larger majority as may be specified in the Articles, of the votes of series of shares entitled to vote thereon as a class or series and of an absolute majority, or such larger majority as may be specified in the Articles, of the votes of the remaining shares entitled to vote thereon.

1.6   securities        Shares and debt obligations of every kind, and options,
                        warrants and rights to acquire shares, or debt obligations.

1.7   surplus           The excess, if any, at the time of the determination of
                        the total assets of the Company over the aggregate of its total liabilities, as shown in its books of accounts, plus the Company's capital.

1.8   the Memorandum    The Memorandum of Association of the Company as
                        originally framed or as from time to time amended.

1.9   the Ordinance     The International Business Companies Ordinance (No. 8 of
                        1984), as amended.

1.10  the Seal          The Common Seal of the Company.

1.11  these Articles    These Articles of Association as originally framed or as
                        from time to time amended.

1.12  treasury shares   Shares in the Company that were previously issued but
                        were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.13 "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or re-producing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

1.14 Save as aforesaid any words or expressions defined in the Ordinance shall bear the same meaning in these Articles.

1.15 Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

1.16 A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

1.17 A reference to money in these Articles is a reference to the currency of The United States of America unless otherwise stated.

2.                               REGISTERED SHARES

2.1 The Company shall issue to every member holding registered shares in the Company a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be a facsimile.

2.2 Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

2.3 If several persons are registered as joint holders of any shares, any one of such persons may be given receipt for any dividend payable in respect of such shares.

3.                               BEARER SHARES

3.1 Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorized by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares for registered shares. Such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for payment of dividends or any other distribution by the Company to the holders of such shares. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.

3.2 Bearer share certificates shall be under the Seal and shall carry an identifying number and state that the bearer is entitled to the shares therein specified, and may provide by coupons, talons, or otherwise for the payment of dividends or other monies on the shares included therein to the address to which the bearer shares were originally sent.

3.3 Subject to the provisions of he Ordinance and of these Articles the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

3.4 Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

      3.4.1 for the purpose of exercising his voting rights at a meeting, the bearer of a bearer share certificate shall produce such certificate to the chairman of the meeting;

      3.4.2 for the purpose of exercising his vote on a resolution in writing, the bearer of a bearer share certificate shall cause his signature to any such resolution to be authenticated as hereinafter set forth;

      3.4.3 for the purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

      3.4.4 for the purpose of receiving dividends, the bearer of the bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorised to pay dividends.

3.5 The signature of the bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorised person") and if the authorised person shall endorse the document bearing such signature with a statement

      3.5.1 identifying the bearer share certificate produced to him by number and date and specifying the number of shares and the class of shares (if appropriate) comprised therein;

      3.5.2 confirming that the signature of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof; and

      3.5.3 specifying the capacity in which he is qualified as an authorised person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

3.6 Notwithstanding any other provisions of these Articles, at any time, the bearer of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of bearer share certificates so deposited and the number of shares comprised therein. Any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative if such person be dead and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of directors shall be given to the Company.

3.7 The bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the Chairman of any meeting of members or the Company's registrars or any director or officer of the Company or any authorised person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provided herein.

3.8 If the bearer of a bearer share certificate shall be a corporation, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorised to represent the corporation but unless such individual shall acknowledge that he is representing a corporation and shall produce upon request satisfactory evidence that he is duly authorised to represent the corporation, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

3.9 The directors may provide for payment of dividends to the holders of bearer shares by coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and in such place or places as the directors shall resolve. The Company shall be entitled to recognise the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the Company or its agents shall constitute in all respects a good discharge of the Company in respect of such dividend.

3.10 If any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender hereof for cancellation, issue a new one in its stead, and if any bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as it shall by resolution of directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the Company may from time to time by resolution of directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

4.                   SHARES, AUTHORISED CAPITAL AND CAPITAL

4.1 Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

4.2 Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the aforegoing as shall be determined by a resolution of directors.

4.3 Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

4.4 A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

4.5 Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

4.6 The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

4.7 Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

4.8 The Company may, subject to any limitations imposed by the Ordinance, purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made except in compliance with Regulations
      7.4 and 7.5.

4.9 Shares that the Company purchases, redeems or otherwise acquires pursuant to Regulation 4.8 may be cancelled or held as treasury shares. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

4.10 Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

5.                            TRANSFER OF SHARES

5.1 Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfcr of shares as they consider appropriate.

5.2 The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

5.3 Subject to any limitations in the Memorandum, the Company must, on the application of the transferor or transferee of a registered share in the Company, enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

6.                          TRANSMISSION OF SHARES

6.1 The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two regulations.

6.2 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

6.3 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

6.4 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7.          REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

7.1 The Company may by a resolution of members or a resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of shares, increase or reduce the par value of any shares or effect any combination of the foregoing.

7.2   The Company may amend the Memorandum to

      7.2.1 divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      7.2.2 combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series; provided however, that where shares are divided or combined under
            7.2.1. and 7.2.2. of these Regulations, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

7.3 The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of Regulations 7.4 and 7.5 the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus.

7.4 No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

7.5 No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

7.6   Where the Company reduces its capital the Company may

      7.6.1 return to its members any amount received by the Company upon the issue of any of its shares;

      7.6.2 purchase, redeem or otherwise acquire its shares out of capital; or

      7.6.3 cancel any capital that is lost or not represented by assets having a realisable value.

8.                      MEETINGS AND CONSENTS OF MEMBERS

8.1 The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

8.2 Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

8.3 The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

8.4 A meeting of members held in contravention of the requirement in Regulation 8.3 is valid.

      8.4.1 if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the vote of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to shorter notice of the meeting, or

      8.4.2 if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

8.5 The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

8.6 A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

8.7 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

8.8 An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.


                      (Name of Company)

      I/We______________________________________________________________________

      being a member of the above Company with _________________________________

      shares HEREBY APPOINT ____________________________________________________

      of _______________________________________________________________________

      _____________________________________________________ of _________________

      to be my/our proxy to vote for me/us at the meeting of members to be held on the __________ day ___________________________, 19 ____ and at

      adjournment thereof.

      (Any restrictions on voting to be inserted here)

      Signed this day of _______________________, _______.

      ____________________________________________________
      Member

8.9   The following shall apply in respect of joint ownership of shares:

      8.9.1 if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      8.9.2 if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and;

      8.9.3 if two or more of the joint owners are present in person or by proxy they must vote as one.

8.10 A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

8.11 A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

8.12 If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.13 At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

8.14 The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.15 At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

8.16 Any person other than an individual shall be regarded as one member and subject to Regulation 8.17 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

8.17 Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

8.18 The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

8.19 Directors of the Company may attend and speak at any meeting of members of the Company arid at any separate meeting of the holders of any class or series of shares in the Company.

9.                                  DIRECTORS

9.1 The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, the directors shall be elected

      9.1.1 by the members for such terms as the members determine, or

      9.1.2 by the directors for such terms as the directors may determine.

9.2 Until directors are appointed the subscribers to the Memorandum of Association shall have the power to act as directors.

9.3 The minimum number of directors shall be one and the maximum number shall be six.

9.4 Each director shall hold office for the term, if any, fixed by resolution of members or directors, as the case may be. In the case of a director who is an individual the term of office of a director shall terminate on the director's death, resignation or removal. The bankruptcy of a corporate director shall terminate the term of office of such director.

9.5 A director may be removed from office, with or without cause, by a resolution of members or directors, as the case may be.

9.6 A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

9.7 A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

9.8 With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.9 A director shall not require a share qualification, and may be an individual or a company.

10.                           POWERS OF DIRECTORS

10.1 The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Ordinance or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

10.2 The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

10.3 Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent; except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

10.4 Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous consents.

10.5 The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may appoint directors to fill any vacancy that has arisen or summoning a meeting of members.

10.6 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

11.                         PROCEEDINGS OF DIRECTORS

11.1 The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.2 A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.3 A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting; and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.4 A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

11.5 A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only two directors in which case the quorum shall be two.

11.6 If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Ordinance or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

11.7 At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose someone of their number to be chairman of the meeting.

11.8  The directors shall cause the following corporate records to be kept:

      11.8.1 minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      11.8.2 copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      11.8.3 such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

11.9 The books, records and minutes shall be kept at the registered office of the Company or at such other place as the directors determine.

11.10 The directors may, by a resolution of directors, designate one or more committees, each consisting of one or more directors.

11.11 Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority either to amend the Memorandum or these Articles or with respect to the matters requiring a resolution of directors under Regulations 9.7, 9.8 and 10.2.

11.12 The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

12.                                 OFFICERS

12.1 The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

12.2 The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of director! and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

12.3  The emoluments of all officers shall be fixed by resolution of directors.

12.4 The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

13.                           CONFLICT OF INTERESTS

13.1 No agreement or transaction between the Company and one or more of it! directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

13.2 A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

14.                              INDEMNIFICATION

14.1 Subject to Regulation 14.2 the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      14.1.1 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      14.1.2 is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

14.2 Regulation 14.1 only applies to a person referred to in that Regulation if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

14.3 The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

14.4 The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.5 If a person referred to in Regulation 14.1 has been successful in defence of any proceedings referred to in that Regulation the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.6 The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Regulation 14.1.

15.                                    SEAL

The directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the registered office of the company. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

16.                                DIVIDENDS

16.1 The Company may by a resolution of directors declare and pay dividends in money, shares, or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

16.2 The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

16.3 The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may selcct.

16.4 No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

16.5 Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

16.6 No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Regulation 4.10.

16.7 A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

16.8 In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

16.9 In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

16.10 A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

17.                               ACCOUNTS

The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

18.                                AUDIT

18.1 The Company may by resolution of members call for the accounts to be examined by auditors.

18.2 The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

18.3 The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

18.4  The remuneration of the auditors of the Company

      18.4.1 in the case of auditors appointed by the directors, may be fixed by resolution of directors;

      18.4.2 subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

18.5 The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

      18.5.1 in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

      18.5.2 all the information and explanations required by the auditors have been obtained.

18.6 The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

18.7 Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

18.8 The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

19.                                  NOTICES

19.1 Any notice, information or written statement to be given by the Company to members must be served in the case of members holding registered shares by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.

19.2 Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

19.3 Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

20.                       PENSION AND SUPERANNUATION FUNDS

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

21.                                 ARBITRATION

21.1 Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Ordinance, touching anything done, or executed, omittcd or suffered in pursuance of the Ordinance or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

21.2 If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

22.                    VOLUNTARY WINDING UP AND DISSOLUTION

The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

23.                               CONTINUATION

The Company may by resolution of members or by resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, B.V.I. COMPANY FORMATIONS LIMITED of P.O. Box 146, Wickhams Cay, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to the Articles of Association this 27th day of July, 1989 in the presence of the undersigned witness.


NAME AND ADDRESS                        SUBSCRIBER
  OF WITNESS

/s/ Joyce Simon                         /s/ B. R. Goodman

Joyce Simon                             B.V.I. Company Formations Limited
c/o P.O. Box 146,                       P.O. Box 146,
Road Town, Tortola,                     Wickham's Cay 1,
British Virgin Islands.                 Road Town, Tortola,
                                        British Virgin Islands.